SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 2, 2004
Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-032908

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, HM 08, Bermuda
(Address of principal executive offices, including zip code)

(441) 278-0440
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

     On March 2, 2004, the Company filed Amendment No. 2 to its Registration Statement on Form S-1 (Registration No. 333-112258) on behalf of certain selling shareholders of the Company’s ordinary shares relating to the sale of up to 9,200,000 ordinary shares. Amendment No. 2 to the Registration Statement on Form S-1 is attached hereto as Exhibit 99.1, is incorporated herein by reference and contains information that has not previously been filed by the Company pursuant to the Securities Exchange Act of 1934.

Item 7. Financial Statements and Exhibits

Exhibit No.	Description

99.1	Amendment No. 2 to Registration Statement on Form S-1 (Registration No. 333-112258), dated March 2, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 2, 2004

By:	/s/ John V. Del Col
Name: John V. Del Col
Title: General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.      Description

99.1	Amendment No. 2 to Registration Statement on Form S-1 (Registration No. 333-112258), dated March 2, 2004